Exhibit 11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

The information required by this Exhibit is set forth in the Consolidated Statements of Income for the Years Ended December 31, 2004, 2003 and 2002 and Note 1 “Significant Accounting Policies - Earnings Per Share” in the Company’s 2004 Annual Report, which sections are incorporated herein by reference.

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